UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 8, 2006

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Lancaster Avenue
Malvern, PA 19355		19355-2143

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On November 8, 2006, Vishay Intertechnology, Inc. and International Rectifier Corporation executed definitive documentation with respect to their previously announced agreement providing for Vishay’s acquisition of International Rectifier’s Power Control Systems (PCS) business for $289.7 million in cash.  The purchase price is subject to adjustment for cash and net working capital as of the closing date.

The PCS business includes certain discrete planar MOSFETs, discrete diodes and rectifiers, discrete thyristors, and automotive modules and assemblies and is more specifically defined in the Master Purchase Agreement between the parties that is incorporated by reference in this filing.

Vishay will acquire all of the outstanding stock of six International Rectifier subsidiaries engaged in the conduct the PCS business, pursuant to the terms of Stock Purchase Agreements that are incorporated by reference in this filing.  Vishay will also acquire certain assets of International Rectifier used in connection with the PCS business, principally intellectual property, inventory and equipment, pursuant to the terms of an Asset Purchase Agreement that is incorporated by reference in this filing.

The agreement provides that, for a period of seven years after the closing, International Rectifier and its affiliates will not engage in the PCS business anywhere in the world, subject to certain specified product exceptions set forth in the Master Purchase Agreement.

At the closing of the transaction, Vishay and International Rectifier will enter into four license agreements.  Pursuant to these agreements, International Rectifier will license to Vishay certain of its patents and technology related to the PCS business on a non-exclusive, perpetual and royalty-free basis; International Rectifier will license to Vishay certain of its trademarks for specified periods of up to two years after closing; and Vishay will license back to International Rectifier patents and technology relating to the PCS business purchased by Vishay in the transaction, on a non-exclusive, perpetual and royalty-free basis.   International Rectifier’s use of the license back is subject to the non-competition arrangements described above.  Copies of the license agreements are included as Exhibits D1, D2, E1 and E2 to the Master Purchase Agreement.

Vishay and International Rectifier also entered into a Transition Services Agreement relating to the provision by International Rectifier to Vishay of certain services in respect of the PCS business.  The Transition Services Agreement is incorporated by reference in this filing.  Also, at the closing of the transaction, Vishay and International Rectifier will enter into the following transition services and supply agreements: a Transition Products Services Agreement relating to the provision by International Rectifier to Vishay of certain wafer and packaging services; an IGBT Auto Die Supply Agreement relating to the provision of certain die and other products by International Rectifier to Vishay; and a Transition Buyback Agreement relating to the provision of certain die products by Vishay to International Rectifier.  Copies of the transition services and supply agreements are included as Exhibits G, H1 and H2 to the Master Purchase Agreement.

The transaction is subject to customary closing conditions, including obtaining all necessary governmental approvals and clearances.  The transaction is expected to close in February 2007.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

The following material definitive agreements are incorporated by reference to the respective exhibits with the same numbers in International Rectifier Corporation’s Current Report on Form 8-K dated November 14, 2006:

Exhibit No.	Description

2.1*

Master Purchase Agreement dated as of November 8, 2006, by and between Vishay Intertechnology, Inc. and International Rectifier Corporation with respect to all outstanding capital stock of International Rectifier Canada Limited, International Rectifier Electronic Motion Systems Ltd., IR Germany Holdings GmbH, International Rectifier (India) Limited, International Rectifier Corporation Italiana S.p.A. and Xi’an IR Micro-Electronics Co., Ltd. and certain of the assets of International Rectifier Corporation

2.2*

Asset Purchase Agreement dated as of November 8, 2006, by and among International Rectifier Corporation, International Rectifier Southeast Asia Pte, Ltd. and Vishay Intertechnology, Inc. with respect to certain assets of its Power Control Systems Business.

2.3

Stock Purchase Agreement dated as of November 8, 2006, by and between Vishay Intertechnology, Inc. and International Rectifier Corporation with respect to all outstanding capital stock of International Rectifier Electronic Motion Systems Ltd.

2.4

Stock Purchase Agreement dated as of November 8, 2006, by and between Vishay Intertechnology, Inc. and International Rectifier Corporation with respect to all outstanding capital stock of International Rectifier Canada Limited.

2.5

Stock Purchase Agreement dated as of November 8, 2006, by and between Vishay Intertechnology, Inc. and International Rectifier Corporation with respect to all outstanding capital stock of IR Germany Holdings GmbH.

2.6

Stock Purchase Agreement dated as of November 8, 2006, by and between Vishay Intertechnology, Inc. and International Rectifier Corporation with respect to all outstanding capital stock of International Rectifier (India) Limited.

2.7

Stock Purchase Agreement dated as of November 8, 2006, by and between Vishay Intertechnology, Inc. and International Rectifier Corporation with respect to all outstanding capital stock of International Rectifier Corporation Italiana S.p.A.

2.8

Stock Purchase Agreement dated as of November 8, 2006, by and between Vishay Intertechnology, Inc. and International Rectifier Corporation with respect to all outstanding capital stock of Xi’an IR Micro-Electronics Co., Ltd.

99.1	Transition Services Agreement, dated as of November 8, 2006, by and between Vishay Intertechnology, Inc. and International Rectifier Corporation

*              International Rectifier Corporation has requested confidential treatment with respect to certain portions of this agreement, which have been omitted from this Exhibit.  The omitted portions have been filed separately by International Rectifier with the Securities and Exchange Commission.  Certain schedules have been omitted in reliance upon Item 601(b)(2) of Regulation S-K.  Vishay agrees to furnish the SEC, supplementally, a copy of any omitted schedule upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2006

VISHAY INTERTECHNOLOGY, INC.

	By:	/s/ Richard N. Grubb

	Name:	Richard N. Grubb
	Title:	Executive Vice President and
Chief Financial Officer